Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of Sarcos and Rotor as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations of Sarcos and Rotor for the six months ended June 30, 2021 and for the year ended December 31, 2020 has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the financial information of Rotor and Sarcos after giving effect to the Business Combination and related transactions, as described in the accompanying notes. Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Report on Form 8-K and, if not defined in the Form 8-K, in the Proxy Statement.

The following unaudited pro forma condensed combined balance sheet of the combined company as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations of the combined company for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the combination of the historical financial information of Rotor and the historical financial information of Sarcos on a pro forma basis after giving effect to the Business Combination and related transactions, summarized below:

•	the Business Combination;
•	PIPE Financing;
•

the redemption of 23,479,970 shares of Class A common stock of Rotor from Rotor public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $234,799,700;

•	Old Sarcos preferred stockholders exchanged their preferred shares of Old Sarcos for common shares of Old Sarcos utilizing the conversion ratio stipulated in Old Sarcos’ Certificate of Incorporation;
•

all the Old Sarcos common shareholders and restricted stock award (“Old Sarcos RSA”) holders (after above conversions have been effected) received the right to convert their common shares into shares of the combined entity and also received the contingent right to receive their proportionate share of the Earn-out Shares;

•	the Old Sarcos vested and unvested stock option awards and Restricted Stock Units (“Old Sarcos RSUs”) converted into Company stock options and Company RSUs, respectively;
•	all outstanding warrants to purchase common shares of Sarcos were exercised as a closing condition to the Merger Agreement; and
•	the forgiveness of the Sarcos Paycheck Protection Program (“PPP”) Loans, arranged at the closing date of the Business Combination as stipulated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and related transactions as if they were completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of Rotor and Sarcos and the notes thereto, as well as the disclosures contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

in Rotor’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 and “Old Sarcos’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.” in the Current Report on Form 8-K of which this presentation is an exhibit.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that would have been had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2021

(In thousands)

	Rotor (Historical)	Sarcos (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$15	$19,540	$229,922	4(a)	$249,477
Accounts receivable	—	386	—		386
Unbilled receivable	—	323	—		323
Inventories	—	1,259	—		1,259
Prepaid expenses	434	4,174	(2,799)	4(a)(4)	1,809
Property, plant and equipment, net	—	4,401	—		4,401
Other non-current assets	—	491	—		491
Cash held in Trust Account	276,046	—	(276,046)	4(d)	—
Total assets	$276,495	$30,574	$(48,923)		$258,146
Liabilities and stockholders’ equity
Accounts payable	$—	$2,045	$—		$2,045
Accrued liabilities	4,090	1,830	—		5,920
Promissory note with related parties	270	—	(270)	4(a)(5)	—
Note payable, non-current	—	2,000	(2,000)	4(c)	—
Other non-current liabilities	—	2,044	—		2,044
Warrant liability	25,916	—	(16,974)	4(l)	8,942
Deferred underwriting fee payable	9,660	—	(9,660)	4(b)	—
Total liabilities	39,936	7,919	(28,904)		18,951
Class A common stock subject to possible redemption	276,000	—	(276,000)	4(e)	—
Stockholders’ equity
Sarcos Preferred stock	—	12	(12)	4(f)	—
Rotor Class A common stock	—	—	14	4(g)	14
Rotor Class B common stock	1	—	(1)	4(h)	—
Sarcos Class A common stock	—	—	—	4(f)(i)	—
Sarcos Class B common stock	—	8	(8)	4(i)	—
Additional paid-in Capital	24	97,079	223,900	4(j)	321,003
Accumulated deficit	(39,466)	(74,444)	32,088	4(k)	(81,822)
Total stockholders’ Equity	(39,441)	22,655	255,981		239,195
Total liabilities and stockholders’ equity	$276,495	$30,574	$(48,923)		$258,146

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(In thousands, Except Share and Per Share Amounts)

	Rotor (Historical)	Sarcos (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$2,942	$—		$2,942
Operating expenses
Cost of revenue	—	1,878	—		1,878
Research and development	—	6,869	2,000	4(o)	8,869
General and administrative	—	5,235	27,886	4(m)(n) (u)	33,121
Sales and marketing	5,301	1,819	28	4(m)	7,148
Total operating expenses	5,301	15,801	29,914		51,016
Loss from operations	(5,301)	(12,859)	(29,914)		(48,074)
Interest income, net	—	(23)	5	4(r)	(18)
Other income, net	254	2,422	2,484	4(t)	5,160
Loss before income taxes	(5,047)	(10,460)	(27,425)		(42,932)
Provision for income taxes	—	(1)	—		(1)
Net loss	$(5,047)	$(10,461)	$(27,425)		$(42,933)
Net loss per share
Weighted average shares outstanding, basic and diluted	8,546,870	8,176,001			137,589,275
Basic and diluted net income per common share	$(0.59)	$(1.27)			$(0.31)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, Except Share and Per Share Amounts)

	Rotor (Adjusted)(1)	Sarcos (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$8,813	$—		$8,813
Operating expenses
Cost of revenue	—	5,602	—		5,602
Research and development	—	14,117	3,000	4(o)	17,117
General and administrative	—	7,297	64,496	4(m)(n)(p)(q)(u)	71,793
Sales and marketing	1	2,796	749	4(m)	3,546
Total operating expenses	1	29,812	68,245		98,058
Loss from operations	(1)	(20,999)	(68,245)		(89,245)
Interest income, net	—	40	—		40
Other income (expense), net	(3,585)	34	2,000	4(s)	(1,551)
Loss before income taxes	(3,586)	(20,925)	(66,245)		(90,756)
Provision for income taxes	—	(1)	—		(1)
Net loss	$(3,586)	$(20,926)	$(66,245)		$(90,757)
Weighted average shares outstanding, basic and diluted	6,000,000	7,887,760			137,589,275
Basic and diluted net income per common share	$(0.60)	(2.65)			(0.66)

(1)	Refer to Note 3 for adjusted statement of operations of Rotor

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination (in thousands, except share and per share data)

On April 5, 2021, Rotor, Merger Sub, and Sarcos, entered into a Merger Agreement, with the Business Combination being completed on September 24, 2021.

Upon the Closing of the Merger, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub merged with and into Old Sarcos, the separate corporate existence of Merger Sub ceased and Old Sarcos continued as the surviving corporation and direct, wholly owned subsidiary of the Company. Following the Closing, Rotor changed its name to Sarcos Technology and Robotics Corporation.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of Rotor, Merger Sub, Old Sarcos or the holders of any of Old Sarcos’s securities:

a)

each share of Sarcos Preferred Stock issued and outstanding immediately prior to the Effective Time was automatically converted into a number of shares of Sarcos Common Stock at then-effective conversion rate as calculated pursuant to the terms of the organizational documents of Old Sarcos (the “Preferred Stock Conversion”).

b)	each Sarcos Warrant outstanding at the Effective Time was exercised into shares of Sarcos Common Stock in accordance with the warrant terms (“Warrant Exercise”).
c)

each share of Sarcos Common Stock (including shares of Sarcos Common Stock resulting from the Preferred Stock Conversion and Warrant Exercise) that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive the number of shares of Common Stock of the Company equal to the Exchange Ratio (defined as the Closing Merger Consideration divided by Old Sarcos outstanding shares, including those issued upon the Preferred Stock Conversion and Warrant Exercise, those issuable upon exercise of Old Sarcos Options and those underlying Old Sarcos RSUs and Old Sarcos RSAs), rounded down to the nearest whole share, plus the contingent right to receive the Earn-Out Consideration following the closing of the Merger. Closing Merger Consideration was defined as the sum of (a) 120,000,000 shares of Common Stock of the Company (for the avoidance of doubt, including the shares of Common Stock of the Company allocated in respect of the Old Sarcos Options, the Old Sarcos RSAs, and the Old Sarcos RSUs) in the aggregate (the “Base Merger Consideration”).

d)

22,000,000 shares of Common Stock of the Company were issued and sold for $10.00 per share and an aggregate purchase price of $220.0 million in the PIPE Financing pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

e)

the cancellation of 494,040 Founder Shares and conversion of 6,405,960 Founder Shares into 6,405,960 shares of Common Stock of the Company in connection with the Business Combination in accordance with terms of the Merger Agreement;

f)	each issued and outstanding share of common stock of Merger Sub was converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation;
g)

any shares of Old Sarcos capital stock held in the treasury of Sarcos or owned by Rotor or Merger Sub at the Effective Time were canceled without any conversion thereof and no payment or distribution was made with respect thereto;

h)

at the Effective Time, each outstanding Old Sarcos Option, whether vested or unvested, was assumed and converted into an option (a “Company Option”) with respect to a number of shares of Common Stock of the Company equal to the number of shares of Old Sarcos Common Stock subject to such Old Sarcos Options at the

Effective Time multiplied by the Exchange Ratio, and rounded down to the nearest whole share and at an exercise price per share of Common Stock of the Company equal to the exercise price per share of Old Sarcos Common Stock subject to such Old Sarcos Option divided by the Exchange Ratio, and rounded up to the nearest whole cent; provided that the exercise price and the number of shares of Common Stock of the Company subject to the Company Option was determined in a manner consistent with the requirements of Section 409A of the Code;

i)

at the Effective Time, each Old Sarcos RSU outstanding at the Effective Time was converted into the right to receive restricted stock units based on shares of Common Stock of the Company (each, an “Adjusted Restricted Stock Unit Award”) with substantially the same terms and conditions as were applicable to such Old Sarcos RSU at the Effective Time (including with respect to vesting and termination-related provisions and dividend equivalents, as applicable), except that (A) such Adjusted Restricted Stock Unit Award relates to such number of shares of Common Stock of the Company as was equal to the product of (x) the number of shares of Old Sarcos Common Stock subject to such Old Sarcos Restricted Stock Unit Award at the Effective Time, multiplied by (y) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share, and (B) with respect to any Adjusted Restricted Stock Unit Award that was vested and unsettled at the Effective Time, such vested Adjusted Restricted Stock Unit Award will settle on or around the date that is six (6) months following the Closing Date.

j)

if at any time during the period beginning on the first anniversary of the Closing Date and ending on the foruth anniversary of the Closing Date, the closing share price of the Common Stock of the Company is equal to or greater than $15.00 over any twenty (20) trading days within any thirty (30) consecutive trading day period (the “First Level Trading Price Threshold”), a total of 14,062,500 newly issued Earn-out Shares will be payable to Old Sarcos capital stock and Old Sarcos RSA holders as of immediately prior to the Effective Time based on the proportion of each such Old Sarcos Common Stock and Old Sarcos RSA holder’s shares of Old Sarcos Common Stock relative to the aggregate of all shares of Old Sarcos Common Stock held by all such Old Sarcos Stockholders in the aggregate.

k)

if at any time during the period beginning on the first anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date, the closing share price of the Common Stock of the Company is equal to or greater than $20.00 over any twenty (20) trading days within any thirty (30) trading day period (the “Second Level Trading Price Threshold”), a total of 14,062,500 newly issued Earn-out Shares will be payable to Old Sarcos capital stock and Old Sarcos RSA holders as of immediately prior to the Effective Time based on the proportion of each such Old Sarcos Common Stock and Old Sarcos RSA holder’s shares of Old Sarcos Common Stock relative to the aggregate of all shares of Old Sarcos Common Stock held by all such Old Sarcos Stockholders in the aggregate.

The following summarizes consideration:

(in thousands, except per share amounts)
Shares transferred at closing (1)	120,000
Value per share	$10.00
Share consideration (2)	$1,200,000

(1)The following shares were transferred to Sarcos Equity Holders upon consummation of the Business Combination: (i) 109.2 million shares of Common Stock of the Company, (ii) 1.0 million shares of Common Stock of the Company issued for Old Sarcos Common Stock issued upon net exercise of warrants; (iii) 9.8 million shares of Common Stock of the Company underlying vested and unvested options/RSUs for Old Sarcos options and RSUs. The foregoing figures do not include the 28.1 million Earn-Out Shares as the trading price thresholds have not been met.

(2)Share consideration is calculated using a $10.00 reference price. The actual total value of share consideration was dependent on the value of the common stock at closing; however, no expected change from any change in Rotor Class A Common Stock’s trading price on the pro-forma financial statements as the Business Combination will be accounted for as a reverse recapitalization. The closing share price on the day prior to the consummation of the Business Combination was $10.27. As the Business Combination will be accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

Note 2 – Basis of presentation

The unaudited pro forma condensed combined financial information has been adjusted to include transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the Rotor and Old Sarcos historical financial statements.  The historical financial statements of Rotor for the year ended December 31, 2020 have been adjusted to reflect net proceeds of Rotor’s IPO as if it took place on January 1, 2020, respectively, based on the audited financial statements of Rotor as of January 20, 2021 (Note 3 Adjusted Statement of Operations of Rotor).

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP. Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Rotor will be treated as the acquired company and Old Sarcos will be treated as the acquirer for financial statement reporting purposes. Old Sarcos has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The pre-combination shareholders of Old Sarcos hold a majority of the voting rights in the Company;
•	Old Sarcos has the ability to appoint the board of directors and the management of the combined company;
•	Senior management of Old Sarcos will comprise the senior management of the combined company; and
•	The operations of Old Sarcos will comprise the ongoing operations of the combined company.

Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of Old Sarcos with the acquisition being treated as the equivalent of Old Sarcos issuing stock for the net assets of Rotor, accompanied by a recapitalization. The net assets of Rotor will be stated at historical cost, with no goodwill or other intangible assets recorded.

The following table summarizes the pro forma common stock ownership at Closing on a combined basis:

	Pro Forma Combined
	Number of outstanding shares	Percentage of Outstanding Shares
Sarcos Equity Holders(1)	110,192,507	77.2%
Holders of Class A Common Stock	4,120,030	2.9%
PIPE Investors	22,000,000	15.4%
Holders of Founder Shares (2)	6,405,960	4.5%
Total	142,718,497	100%

(1)

The number of outstanding shares held by Sarcos Equity Holders excludes shares of common stock issuable upon the exercise of Company options, shares of common stock underlying Company RSUs, and 28,125,000 Earn-Out Shares. The Earn-Out Shares would further increase the ownership percentages of Sarcos Equity Holders in Common Stock of the combined company and would dilute the ownership of all former shareholders of Rotor Class A Common Stock, as further discussed below;

(2)	Reflects the forfeiture of 494,040 Founder Shares by the Rotor Restricted Stockholders pursuant to the Waiver Agreement.

After the consummation of the Business Combination, holders of Old Sarcos capital stock, including any capital stock subject to Old Sarcos RSAs, immediately prior to consummation of the Business Combination, will have the contingent right to receive Earn-Out Shares. The aggregate number of Earn-Out Shares is 28,125,000 shares of Common Stock of the Company. The Earn-Out Shares will be issued following the Business Combination, as further described below.

The Earn-Out Shares are issuable following the consummation of the Business Combination as follows: (1) 14,062,500 shares of Common Stock of the Company if the closing share price of a share of Common Stock of the Company is equal to or exceeds $15.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing, and (2) 14,062,500 shares of Common Stock of the Company if the closing share price of a share of Common Stock of the Company is equal to or exceeds $20.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fifth anniversary of the closing.

The issuance of such Earn-Out Shares would dilute the value of all shares of Common Stock of the Company outstanding at that time, assuming that the service-based vesting conditions are also met for the Earn-Out Shares related to RSAs. Assuming the current capitalization structure, the approximately 14,062,500 Earn-Out Shares that would be issued upon meeting the $15.00 First Trading Price Threshold, and assuming that the service-based vesting conditions are also met for the Earn-Out Shares related to RSAs, would represent approximately 9.8% of total shares outstanding at Closing. Assuming the current capitalization structure, the total shares of approximately 14,062,500 Earn-Out Shares that would be issued upon meeting the Second Trading Price Threshold, and assuming that the service-based vesting conditions are also met for the Earn-Out Shares related to RSAs, would represent approximately 9.8% of total shares outstanding at Closing.

The Company has preliminarily concluded that the Earn-Out Shares issuable to holders of Old Sarcos capital stock are accounted for as equity-linked instruments under ASC 815-40, and that the Earn-Out Shares issuable to holders of Old Sarcos capital stock subject to restricted stock awards are accounted for as share-based compensation under ASC 718.

At the closing of the Business Combination, each award of Old Sarcos RSUs was converted into an Adjusted Restricted Stock Unit Award and each Sarcos RSA was converted into a right to receive restricted stock awards based on shares of Rotor Class A Common Stock (“Adjusted Restricted Stock Award”).

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments based on the statutory rate in effect for the historical periods presented. Management believes this unaudited pro forma condensed combined financial information to not be meaningful given the combined company has incurred significant losses during the historical periods presented.

Note 3 — Adjusted Statement of Operations of Rotor (in thousands, except share and per share data)

The following table provides the adjusted statement of operations of Rotor for the year ended December 31, 2020 as if Rotor’s IPO took place on January 1, 2020.

	Rotor (Historical)	Adjustments		Rotor (Adjusted)
Revenue	$—	$—		$—
Operating expenses	—	—		—
Cost of revenue	—	—		—
Research and development	—	—		—
General and administrative	—	—		—
Sales and marketing	1	—		1
Total operating expenses	1	—		1
Loss from operations	(1)	—		(1)
Interest income, net	—	—		—
Other income (expense), net	—	(3,585)	3(a)	(3,585)
Loss before income taxes	(1)	(3,585)		(3,586)
Provision for income taxes	—	—		—
Net loss	$(1)	$(3,585)		$(3,586)

3(a) Represents issuance costs and deferred underwriting fees allocated to the derivative warrant liability and impact of valuation of the Private Placement Warrants for $604 thousand and $2,981 thousand, respectively.

Note 4 — Transaction Accounting Adjustments (in thousands, except share and per share data)

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

4(a) Represents transaction accounting adjustments to cash and cash equivalents balance of the Company (in thousands).

		Transaction Accounting Adjustments
Rotor cash held in Trust Account	(1)	$276,046
PIPE Financing	(2)	220,000
Payment of deferred underwriting fees	(3)	(9,660)
Payment of other transaction costs	(4)	(21,394)
Payment of related parties’ promissory notes	(5)	(270)
Payment made to Rotor public shareholders to redeem Rotor common stock	(6)	(234,800)
Total transaction accounting adjustments		$229,922

(1)	Represents the reclassification of cash held in the Trust Account to cash and cash equivalents that became available following the Business Combination (see Note 4(d)).
(2)

Represents the issuance, in a private placement consummated concurrently with the closing of the Business Combination, to PIPE Investors of 22,000,000 shares of Common Stock of the Company at $10.00 per share, for an aggregate purchase price of $220,000,000.

(3)	Represents payment of deferred underwriting fees incurred as part of Rotor’s IPO committed to be paid upon the consummation of the Business Combination (See Note 4(b)).
(4)

Represents payment of other transaction costs of $17,953 thousand incurred by Old Sarcos for legal, financial advisory and other professional fees incurred in consummating the Business Combination. The unaudited pro forma condensed combined balance sheet reflects Old Sarcos costs as a reduction of cash with a corresponding decrease in additional paid-in capital of $17,316 thousand and accumulated deficit of $637 thousand, respectively. Additionally, this includes transaction costs incurred by Rotor in the amount of $6,240 thousand. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding increase in accumulated deficit, as these costs are expensed as incurred. As of June 30, 2021, the Company has paid and deferred transaction costs of $2,799 thousand.

(5)	Represents repayment of Rotors’ promissory notes of $270 thousand at the closing of the Business Combination.
(6)

Represents the payment to redeem 23,479,970 shares of Rotor’s public shares at a price of $10.00 per share. The unaudited pro forma condensed balance sheet reflects the redemption with a decrease to cash of $234,800 thousand and corresponding decrease of $234,798 thousand to additional paid in capital, and a decrease of $2 thousand to Rotor Class A Common Stock.

4(b) Represents payment of deferred underwriting commissions incurred by Rotor in the amount of $9,660 thousand (See Note 4(a)(3)). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash and cash equivalents, with a corresponding decrease in deferred underwriting fee payable.

4(c) Represents the forgiveness of $2,000 thousand of the PPP Loan in accordance with the Merger Agreement conditions to closing. The unaudited pro forma condensed combined balance sheet reflects the forgiveness as a reduction of the loan balance, with a corresponding decrease in accumulated deficit.

4(d) Represents reclassification of the cash held in the Trust Account that became available following the Business Combination.

4(e) Represents the reclassification of $276,000 thousand of Rotor public shares from mezzanine equity to permanent equity. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $275,998 thousand to additional paid in-capital and an increase of $2 thousand to Rotor Class A Common Stock.

4(f) Represents the conversion of Sarcos Preferred Stock into Sarcos Common Stock pursuant to section 4(b) of Article V of Sarcos’ Amended and Restated Articles of Incorporation at closing of the Business Combination, as stipulated by the Merger Agreement. The unaudited pro forma condensed balance sheet reflects the conversion with a corresponding increase of $12 thousand to Rotor Class A Common Stock.

4(g) The following table represents the impact of the Business Combination on Rotor Class A Common Stock:

		Transaction Accounting Adjustments
Reclassification of Rotor’s redeemable shares to Rotor Class A common stock	4(e)	$2
PIPE Financing	4(a)(2)	2
Conversion of Rotor Class B Common stock into Rotor Class A common stock	4(h)	1
Recapitalization of Sarcos Common Stock into Rotor Class A common stock	4(i)	11
Redemption of Rotor Public Stockholders	4(a)(6)	(2)
Total transaction accounting adjustments		$14

4(h) Represents the conversion of Rotor Class B common stock into Rotor Class A Common stock, post-forfeiture of 494,040 Rotor Class B Common Stock shares pursuant to the Waiver Agreement.

4(i) Represents the recapitalization of Sarcos Class A Common Stock, after giving effect to the Preferred Stock Conversion and the Warrant Exercise, and Sarcos Class B Common Stock into Rotor Class A Common Stock.

4(j) The following table represents the impact of the Business Combination on additional paid-in capital:

		Transaction Accounting Adjustments
Payment of Sarcos transaction costs	4(a)(4)	$(17,316)
Capitalized offering costs allocated to Rotor Private Placement Warrants	(1)	1,124
Record nonrecurring stock-based compensation for RSU shares	(2)	7,617
Reclassification of Rotor’s redeemable shares to Rotor Class A Common Stock	4(e)	275,998
Reclassification of Rotor Public Warrants	4(l)	16,974
PIPE Financing	4(a)(2)	219,998
Elimination of historical Rotor accumulated deficit	(3)	(45,706)
Recapitalization of Sarcos Class A and Sarcos Class B Common Stock into Rotor Class A Common Stock	4(i)	9
Redemption of Rotor Public Stockholders	4(a)(6)	(234,798)
Total transaction accounting adjustments		$223,900

(1)

Represents the portion of transaction costs, incurred by Sarcos for the Business Combination, allocated to the derivative warrant liabilities associated with the private placement warrants and recorded in accumulated deficit, and presented through this adjustment to additional paid-in capital. These costs are expensed in the unaudited condensed combined pro forma statement of operations.

(2)

Represents the amount of stock-based compensation expense associated with restricted stock units issued to Sarcos employees. The performance condition is deemed to be probable of being met upon consummation, resulting in Common Stock of the combined company recognizing a one-time nonrecurring expense, which is reflected as an adjustment to accumulated deficit.

(3)

Represents the elimination of Rotor’s historical accumulated deficit after recording the transaction cost to be incurred by Rotor as described in note 4(a)(4) with a corresponding adjustment to accumulated deficit, in connection with the reverse recapitalization.

4(k) Represents pro forma adjustments to accumulated deficit balance to reflect the following:

		Transaction Accounting Adjustments
Elimination of Rotor’s historical accumulated deficit	4(j)(3)	$45,706
Rotor and Sarcos transaction costs	4(a)(4)	(6,877)
Capitalized offering costs allocated to Rotor Private Placement Warrants	4(j)(1)	(1,124)
Record nonrecurring stock-based compensation for RSU shares	4(j)(2)	(7,617)
Forgiveness of PPP loan	4(c)	2,000
Total transaction accounting adjustments		$32,088

4(l) Represents the derecognition of the Rotor public warrant liabilities and the recognition of Sarcos public warrants in permanent equity after consummation of the Business Combination. The unaudited pro forma condensed balance sheet reflects the derecognition with a corresponding increase of $16,974 thousand to additional paid in-capital.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and for the year ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

4(m) Reflects the stock-based compensation expense upon modification (change in vesting condition for the awards to include a de-SPAC transaction) and vesting of Old Sarcos restricted stock units, including the impact of one-time non-recurring expense recognized as discussed in note 4(j)(2) above, resulting in recognition of adjustments of $28 thousand and $28 thousand in general and administrative and sales and marketing expenses, respectively, for the six months ended June 30, 2021; $7,020 thousand and $749 thousand in general and administrative and sales and marketing expenses, respectively, for the year ended December 31, 2020.

4(n) Reflects the incremental stock-based compensation expense upon modification (change in vesting condition to include a de-SPAC transaction) and vesting of an Old Sarcos restricted stock award and Earn-Out shares granted to a holder of Old Sarcos restricted stock award of $27,168 thousand and $54,336 thousand for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

4(o) Reflects the expected charges of $2,000 thousand and $3,000 thousand for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, payable to supplier for long-term cloud subscription arrangement to be used in research and development efforts, entered into in connection with the Business Combination.

4(p) Represents one-time nonrecurring transaction expense adjustment of $637 thousand recorded within general and administrative expenses for non-capitalizable costs incurred by Sarcos related to the Business Combination.

4(q) Represents $1,124 thousand of offering costs, incurred by Old Sarcos for the Business Combination, allocated to the Rotor Private Placement Warrants. These allocated costs are nonrecurring and have been expensed in the unaudited pro forma condensed combined statement of operations.

4(r) Represents the elimination of historical interest expense of $5 thousand for the six months ended June 30, 2021, related to PPP Loan, given expected forgiveness of the loan arranged at closing of the Business Combination.

4(s) Represents the forgiveness of $2,000 thousand for the year ended December 31, 2020, in accordance with the Merger Agreement conditions to closing. The unaudited pro forma condensed combined balance sheet reflects this forgiveness as a reduction of the loan balance, with a corresponding decrease in accumulated deficit.

4(t) Represents elimination of historical derivative valuation impact of $2,484 thousand related to the Rotor public warrants, given the expected change in classification of the warrants from liability to equity as discussed in note 4(l) above.

4(u) Reflects stock compensation expense recorded to general and administrative expense of $690 thousand and $1,380 thousand for the six months ended June 30, 2021, and for the year ended December 31, 2020, respectively from options that were granted to certain employees of the Company. The grant occurred after the balance sheet date, but before the closing of the Business Combination. Accordingly, the options grant is included within the unaudited Pro Forma Condensed Combined Statement of Operations and is assumed to have been granted simultaneously with the Business Combination on January 1, 2020. The options contain service-based vesting conditions that vest over a period of four years as well as a performance condition requiring the Company to be a public company. Both conditions must be met to vest.

Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business

Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information has been prepared after adjusting for actual 23,479,970 Class A common stock redemptions for the six months ended June 30, 2021 and for the year ended December 31, 2020 (amounts in thousands, except share and per share data):

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
	Pro Forma Combined	Pro Forma Combined
Pro Forma Net Loss	$(42,933)	$(90,757)
Basic weighted average shares outstanding- Class A	137,589,275	137,589,275
Net loss per share- Basic and Diluted-Class A (1)	$(0.31)	$(0.66)
Basic weighted average shares outstanding-Class A
Rotor Public Stockholders	4,120,030	4,120,030
PIPE Investors	22,000,000	22,000,000
Rotor Sponsor shares	6,405,960	6,405,960
Sarcos existing shareholders (2)	105,063,285	105,063,285
Total	137,589,275	137,589,275

(1)

The per share pro forma net loss excludes the impact of outstanding and unexercised Rotor public and Private Placement Warrants, options, RSUs and Earn-out Shares as the inclusion of these would have been anti-dilutive.

(2)	Excluded 5,129,222 unvested RSA awards.